UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

AmeriVest Properties Inc.
(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street Suite 100, Denver, Colorado 80222
(Address of principal executive offices)

(303) 297-1800
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01               Regulation FD Disclosure.

                On December 1, 2004, at 10:20 a.m. (Eastern Standard Time), AmeriVest Properties Inc. will make a presentation at the Friedman Billings Ramsey 11th Annual Investor Conference which will discuss, among other things, the company’s history and an overview of its existing business and strategy. The full text of the presentation to be delivered at the conference is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item and in the accompanying exhibit shall not be incorporated by reference into any filing of AmeriVest, whether made before or after the date of this filing, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.  The information set forth in this Item and the accompanying exhibit shall not be deemed an admission as to the materiality of any information that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01.              Other Events.

On November 22, 2004, AmeriVest announced that it has retained Bear, Stearns & Co., Inc. to assist its Board of Directors in undertaking a review of a broad range of strategic alternatives for AmeriVest.  A copy of the press release containing the announcement is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits:

Exhibit 99.1                          Presentation, dated December 1, 2004.

Exhibit 99.2                          Press Release, dated November 22, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

Dated: December 1, 2004
	By:	/s/ Kathryn L. Hale
Kathryn L. Hale
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation, dated December 1, 2004.
99.2	Press Release, dated November 22, 2004.